EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is made and entered into this 9th day of December, 1996, by and between CRAIG E. ALLEN ("Employee") and LARSON DAVIS INCORPORATED, a Nevada corporation ("Larson Davis"), based on the following:

                                    Premises

     A. Larson Davis desires to employ Employee as its Chief Financial Officer, and Employee wishes to be so employed.

     B. The parties desire to set forth the terms of such employment in writing.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

     1.   Employment and Term.

          (a) Larson Davis hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth herein. The term of Employee's employment shall begin on the date hereof. The term of this Agreement, hereinafter referred to as the "Employment Period," shall be five (5) years, unless terminated earlier pursuant to the other provisions of this Agreement.

          (b) During the Employment Period, Employee will serve as Larson Davis' chief financial officer. Employee agrees to serve in such position with Larson Davis or any of its subsidiaries and such substitute or further positions of substantially consistent rank and authority as shall, from time to time, be determined by Larson Davis' executives or board of directors. Employee agrees to perform such duties appropriate for the chief financial officer of Larson Davis as may be assigned to him from time to time by Larson Davis.

     2.   Performance of Services.

          (a) During the Employment Period, Employee agrees to perform faithfully the duties assigned to him by the board of directors or management of Larson Davis to the best of his ability, to devote his full and undivided business time, attention, and services to the business of Larson Davis and not to engage in any other substantial business activities other than at the direction or with the approval of the board of directors of Larson Davis; provided, however, that nothing herein shall restrict Employee from conducting incidental personal business that does not conflict with his obligations under the terms of this Agreement.

          (b) All duties hereunder shall be rendered in Utah County, Utah, and, on a temporary basis, at such other places as the interests, needs, business, and opportunities of Larson Davis shall require; provided, however, that Employee shall not be required to relocate his residence without the mutual consent of Larson Davis and Employee.

          (c) Employee shall observe and comply with the commercially reasonable rules and regulations of Larson Davis respecting its business and shall carry out and perform such commercially reasonable orders, directions, and policies of Larson Davis as they may be from time to time communicated to Employee either orally or in writing. Employee shall further observe and comply with all applicable rules, regulations, and laws governing the business of Larson Davis known to Employee.

     3. Professional Standards. Employee shall perform his duties under this Agreement in a professional manner and in accordance with such standards as may be established from time to time by the executive officers or board of directors of Larson Davis and such other legal, ethical, and fiduciary standards as may be applicable to Employee and his conduct.

     4.   Exclusivity of Services and Nondisclosure of Confidential Information.

          (a) Employee agrees that for a period ending on the first anniversary of the termination of the Employment Period:

               (i) he will not engage in any activity competitive with the business of Larson Davis or any of its affiliates (the "Larson Davis Group"), directly or indirectly, in the market defined in subsection 4(c), whether as employer, proprietary owner, partner, stockholder (other than the holder of less than five percent (5%) of the stock of an entity, the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee, consultant, or agent;

               (ii) he will not solicit, in competition with the Larson Davis Group, any person who is a customer of the business conducted by the Larson Davis Group at the date hereof or a customer of the business conducted by the Larson Davis Group at any time during the Employment Period; and

               (iii) he will not induce or attempt to persuade any employee of the Larson Davis Group to terminate his or her employment relationship in order to enter into employment with any party in competition with the Larson Davis Group.

          (b) Employee further agrees that he will not, at any time during the Employment Period or at any time after the termination of this Agreement, irrespective of the time, manner, or cause of termination, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of any trade secrets or other confidential information of the Larson Davis Group, except to the extent authorized in writing by Larson Davis. Upon termination of his employment hereunder, Employee will surrender to Larson Davis all records and other documents obtained by him or entrusted to him during the course of his employment by Larson Davis (together with all copies thereof); provided, however, that Employee may retain copies of such documents as are necessary for Employee's personal records for income tax purposes. For purposes of this section 4, proprietary information about the business of the Larson Davis Group shall be treated as confidential until it has been published or is generally or publicly known outside the Larson Davis Group or until it has been recognized as standard practice outside the Larson Davis Group.

          (c) The following provisions shall apply to the covenants of Employee contained in this section 4:

               (i) The covenants contained in clauses (i) and (ii) of subsection 4(a) shall apply to those markets in which the Larson Davis Group is doing business at the termination of the Employment Period and those markets in which the Larson Davis Group has publicly or internally issued written plans to enter prior to the termination of the Employment Period.

               (ii) Employee agrees that a breach or threatened breach on his part of any covenant contained in this section 4 will cause such damage to Larson Davis as will be irreparable. Therefore, without limiting the right of Larson Davis to pursue all other legal and equitable remedies available for violation by Employee of the covenants contained in this section 4, it is expressly agreed that remedies other than injunctive relief cannot fully compensate the Larson Davis Group for such a violation and that Larson Davis and the Larson Davis Group shall be entitled to injunctive relief to prevent any such violation or continuing violation.

               (iii) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce the covenants contained in this section 4, any term, restriction, covenant, or promise contained therein is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

     5.   Business Ideas.

          (a) Employee acknowledges that Larson Davis will own all rights in all "Business Ideas" (as hereinafter defined) which are originated or developed by Employee, either alone or with employees or consultants of Larson Davis, during the Employment Period.

          (b)  Employee agrees that, during the Employment Period, he will:

               (i) assign to Larson Davis all Business Ideas and promptly execute all documents which Larson Davis may reasonably require to protect its patent, copyright, and other rights to such Business Ideas throughout the world; and

               (ii) promptly disclose to Larson Davis all information concerning all material Business Ideas "originated" by Employee or any employee of Larson Davis, which come to his attention and which concern the business of Larson Davis.

          (c) For purposes of this section 5, "Business Ideas" shall mean all ideas, whether or not patentable, which are originated or developed by Employee in connection with his employment by Larson Davis and which relate to the business of Larson Davis and/or the Larson Davis Group.

     6. Compensation and Benefits. For all services rendered by Employee pursuant to this Agreement, Larson Davis shall compensate Employee as follows:

          (a) As compensation for Employee's services hereunder, Larson Davis agrees to pay Employee during the Employment Period an annual salary of $85,000. Such annual salary may be increased from time to time during the Employment Period, at the sole discretion of the board of directors of LarsonoDavis or the designated compensation committee, taking into consideration the performance of Larson Davis and its subsidiaries, the contribution of Employee to such performance, and such other factors as the board of directors or the compensation committee may deem appropriate.

          (b) Larson Davis shall also grant Employee an option to acquire 10,000 shares of common stock of LarsonoDavis at an exercise price of $10.50 per share and subject to such additional terms and conditions as are set forth on Exhibit "A" attached hereto and incorporated herein by this reference. So long as he is then an employee of Larson Davis, the right to exercise such option shall vest with respect to twenty percent (20%) of the shares subject to the option as of the date that is one year subsequent to the date of grant and an additional twenty percent (20%) of such shares on each following anniversary of the date of grant. If not previously exercised, the option shall expire with respect to twenty percent (20%) of the shares each year beginning on the date that is five years subsequent to the initial vesting of the option.

          (c) If he is then an employee of Larson Davis, Employee shall receive an award under Larson Davis' Employee Stock Award Plan on January 1, 1998, of shares of common stock with a value of $10,000, calculated at the then current trading price of Larson Davis' common stock as reported by the Nasdaq Stock Market.

          (d) Larson Davis shall provide to Employee, at the principal executive offices of Larson Davis, suitable offices and facilities appropriate for Employee's position and suitable for the performance of Employee's responsibilities.

          (e) Employee shall be entitled to three weeks vacation and sick leave in accordance with the general policy of the Larson Davis Group for employees of like level. Vacations shall be taken by Employee at a time and with starting and ending dates mutually convenient to Larson Davis and Employee. Vacations or portions of vacations not used in one employment year shall be treated in accordance with LarsonoDavis' standard policy as it exists from time to time.

          (f) Larson Davis shall reimburse Employee for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the policies and procedures established by Larson Davis. Such expenses shall include, but not be limited to, reimbursement of professional licensing and membership costs.

          (g) Larson Davis shall pay for the cost of Employee attending ongoing professional educational programs mutually acceptable to Larson Davis and Employee. Time spent attending such programs shall not be treated as vacation.

          (h) Employee shall have the right to participate in employee benefit programs provided by the Larson Davis Group. Employee's participation in such plans shall be on the terms and conditions specified in the various plans.

          (i) Larson Davis shall withhold from Employee's compensation hereunder all proper federal and state payroll taxes and income taxes on compensation paid to Employee and shall provide an accounting to Employee for such amounts withheld.

     7.   Termination of Agreement.

          (a) Termination by Larson Davis for Cause. Larson Davis shall have the right, without further obligation to Employee other than for compensation previously accrued, to terminate this Agreement for cause ("Cause") by showing that (i) Employee has materially breached the terms hereof; (ii) Employee, in the reasonable determination of the board of directors of Larson Davis, has been grossly negligent or engaged in material willful or gross misconduct in the performance of his duties; or
     (iii) Employee has committed or been convicted of fraud, embezzlement, theft, or dishonesty or other criminal conduct against Larson Davis.

          (b) Termination Upon Death or Disability of Employee. This Agreement shall terminate immediately upon Employee's death or upon the disability of Employee. "Disability" is defined as the inability of Employee, by reason of physical or mental illness or other cause, to substantially perform his duties for a period of 90 days or more.

          (c) Termination by Notice. This Agreement can be terminated by either party on 30 days written notice. In the event of a termination under this paragraph as a result of written notice form Larson Davis to Employee, Employee, in addition to compensation accrued through the end of the 30 day notice period but not then paid, shall be entitled to receive severance compensation in an amount equal to an additional two months of Employee's then base pay.

          (d) Change of Control. Notwithstanding the foregoing provisions, if this Agreement is terminated by Larson Davis within one hundred and twenty days (120) days of a change of control of Larson Davis, Employee shall be entitled to receive severance pay as of the date of termination, equal to three (3) months of Employee's base pay as of the date of such change of control. In addition, on any change of control, the right to acquire the shares of common stock subject to any options previously granted to Employee by Larson Davis shall immediately become one hundred percent (100%) vested. For purposes of this provision, a "change of control" is defined as the occurrence of any of the following events:

               (i) The sale, lease, exchange or other transfer in one transaction or a series of transactions of all or substantially all of the assets of Larson Davis to a single purchaser that is not a wholly owned subsidiary of Larson Davis or to a group of associated purchasers;

               (ii) The sale, lease, exchange, or other disposition to a single person or group of persons under common control in one transaction or a series of related transactions resulting in such person or persons owning, directly or indirectly, greater than twenty-five percent (25%) of the combined voting power of the outstanding shares of Larson Davis' common stock;

               (iii) As a result of a merger, consolidation, sale of all or substantially all of the assets of Larson Davis, a contested election, or any combination of the foregoing, the persons who were directors of Larson Davis immediately prior thereto shall cease to constitute a majority of the board of directors of Larson Davis or any successor to LarsonoDavis;

               (iv) The decision by Larson Davis to terminate its business and liquidate its assets;

               (v) The merger or consolidation of Larson Davis in a transaction in which the shareholders of Larson Davis immediately prior to such merger or consolidation receive less than fifty percent (50%) of the outstanding voting securities of the new or continuing corporation; or

               (vi) A person (within the meaning of Section 3(a)(9) or Section 13(d)(3), as in effect on the date hereof, of the Securities Exchange Act of 1934 (the "Exchange Act")) shall become the beneficial owner (within the meaning of rule 13d-3 of the Exchange Act as in effect on the date hereof) of fifty percent (50%) or more of the outstanding voting securities of Larson Davis.

          (e) Exit Interview. To insure a clear understanding of this Agreement, including but not limited to the protection of the business interests of Larson Davis, Employee agrees, upon termination of this Agreement for any reason or the expiration of the Employment Period, at no additional expense to Larson Davis, to engage in an exit interview with Larson Davis at a time and place designated by Larson Davis.

     8. Indemnification. Larson Davis shall indemnify Employee and hold Employee harmless from liability for acts or decisions made by Employee while performing services for Larson Davis to the extent permitted by applicable law. Larson Davis shall use its best efforts to obtain coverage for Employee under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of Larson Davis against such liability. Employee agrees to indemnify and to hold Larson Davis harmless from any and all damages, losses, claims, liabilities, costs, or expenses arising from Employee's acts or omissions in violation of his duties under this Agreement which constitute fraud, gross negligence, or willful and knowing violations of the terms of this Agreement.

     9. Notice. Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally, sent by facsimile transmission, or sent by registered mail, return receipt requested, to the addresses hereinabove set forth or to any other address designated by either of the parties hereto by notice similarly given. Such notice shall be deemed to have been given upon such personal delivery, facsimile transmission, or mailing, as the case may be, to the addresses set forth below:

          If to Employee, to:      Craig E. Allen
                                   2961 East 9690 South
                                   Sandy, Utah 84092
                                   Confirmation:  (801) 942-0690

          If to Larson Davis, to:  Larson Davis Incorporated
                                   Attn:  Brian G. Larson, President
                                   1681 West 820 North
                                   Provo, Utah 84601
                                   Fax:  (801) 375-0182
                                   Confirmation:  (801) 375-0177

          With a copy to:          Keith L. Pope, Esq.
                                   Kruse, Landa & Maycock, L.L.C.
                                   Eighth Floor, Bank One Tower
                                   50 West Broadway
                                   Salt Lake City, Utah 84101
                                   Fax:  (801) 359-3954
                                   Confirmation:  (801) 531-7090

     10. Assignment. Neither this Agreement nor any rights or benefits hereunder may be assigned by either party hereto without the prior written consent of the other party.

     11. Attorneys' Fees. In the event that any action, suit, arbitration, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall be entitled to recover all of such party's costs, including reasonable attorneys' fees, incurred in each and every such action, suit, arbitration, or other proceeding, including any and all appeals or petitions therefrom.

     12. Validity of Provisions and Severability. If any provision of this Agreement is, or becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable jurisdiction, or if it cannot be so amended without materially altering the intention of the parties, it will be stricken. However, the validity, legality, and enforceability of any such provisions shall not in any way be effected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

     13   Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes all prior agreements, if any, any understandings, negotiations, and discussions, whether oral or written. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

     14. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

     IN WITNESS WHEREOF, Larson Davis has caused this Agreement to be signed by its duly authorized officer and Employee has signed this Agreement as of the date first above written.

                              Larson Davis:

                                   LARSON DAVIS INCORPORATED


                                   By   /s/ Dan J. Johnson
                                     Duly Authorized Officer

                              Employee:


                                   /s/ Craig E. Allen
                                   Craig E. Allen